UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 1, 2007

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2007, Merit Medical Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which it repurchased 344,084 shares of its common stock in a private transaction with a non-institutional private investor for an aggregate transaction price of $4,059,159 million, or $11.80 per share.  The Stock Purchase Agreement contains representations, warranties and covenants that are customary for stock repurchase transactions of this nature.  Upon repurchasing the shares contemplated by the Stock Purchase Agreement, the Company cancelled the repurchased shares, at which time they ceased to be outstanding.

ITEM 7.01.            REGULATION FD DISCLOSURE.

On April 3, 2007, the Company issued a press release announcing the repurchase of 344,084 shares of its common stock as described in Item 1.01 above.  The full text of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 3, 2007 entitled “Merit Medical Repurchases 344,084 Shares in Private Transaction”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: April 5, 2007	By:	/s/ Kent W. Stanger
Kent W. Stanger
Chief Financial Officer, Secretary and Treasurer